                                                                    EXHIBIT 11.1

               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                     THREE MONTHS ENDED SEPTEMBER 30, 1998

Weighted Average Shares Outstanding:

     TOTAL        # DAYS
     SHARES     OUTSTANDING
    12,995,112  x  29  =    376,858,248
    13,006,836  x   6  =     78,041,016
    13,011,836  x  57  =    741,674,652
                  ---     -------------
                   92  =  1,196,573,916
                  ---     -------------
                  ---     -------------

                          1,196,573,916 / 92  =  13,006,238
                                                 ----------
                                                 ----------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs    $(2,504,731)  =  $ (0.19)
---------------------------------    -----------      -------
   Weighted Avg. Shares               13,006,238      -------

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                    THREE MONTHS ENDED SEPTEMBER 30, 1997

Weighted Average Shares Outstanding:

     TOTAL        # DAYS
     SHARES     OUTSTANDING
   11,712,758   x   2  =     23,425,516
   11,763,593   x  20  =    235,271,860
   11,764,343   x  36  =    423,516,348
   11,765,343   x   8  =     94,122,744
   11,777,924   x  24  =    282,670,176
   11,778,204   x   1  =     11,778,204
   11,780,704   x   1  =     11,780,704
                  ---     -------------
                   92     1,082,565,552
                  ---     -------------
                  ---     -------------

                          1,082,565,552 / 92  =  11,767,017
                                                 ----------
                                                 ----------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs   $ (3,449,012)  =  $(0.29)
---------------------------------   ------------      ------
   Weighted Avg. Shares               11,767,017      ------

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                     NINE MONTHS ENDED SEPTEMBER 30, 1998

Weighted Average Shares Outstanding:

     TOTAL        # DAYS
     SHARES     OUTSTANDING
    12,251,434  x  119  =  1,457,920,646
    12,281,591  x    1  =     12,281,591
    12,970,112  x   40  =    518,804,480
    12,995,112  x   50  =    649,755,600
    13,006,836  x    6  =     78,041,016
    13,011,836  x   57  =    741,674,652
                   ---     -------------
                   273     3,458,477,985
                   ---     -------------
                   ---     -------------

                           3,458,477,985 / 273  =  12,668,418
                                                   ----------
                                                   ----------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs     $(9,136,511)  =  $(0.72)
---------------------------------     -----------      ------
   Weighted Avg. Shares                12,668,418      ------

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      NINE MONTHS ENDED SEPTEMBER 30, 1997


Weighted Average Shares Outstanding:

       TOTAL       # DAYS
      SHARES     OUTSTANDING
    11,497,135  x   15  =    172,457,025
    11,502,135  x    1  =     11,502,135
    11,502,235  x    7  =     80,515,645
    11,502,395  x   18  =    207,043,110
    11,505,395  x    8  =     92,043,160
    11,506,053  x   13  =    149,578,689
    11,507,163  x    6  =     69,042,978
    11,605,377  x   52  =    603,479,604
    11,712,758  x   63  =    737,903,754
    11,763,593  x   20  =    235,271,860
    11,764,343  x   36  =    423,516,348
    11,765,343  x    8  =     94,122,744
    11,777,924  x   24  =    282,670,176
    11,778,204  x    1  =     11,778,204
    11,780,704  x    2  =     11,780,704
                   ---     -------------
                   273     3,182,706,136
                   ---     -------------
                   ---     -------------

                           3,182,706,136 / 273  =  11,658,264
                                                   ----------
                                                   ----------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs  $(9,447,419)  =  $(0.81)
---------------------------------  -----------      ------
   Weighted Avg. Shares             11,658,264      ------